Exhibit 99.2

FOR IMMEDIATE RELEASE	For Further Information:
Jill Peters, Investor Relations Contact
(310) 893-7456 investorrelations@kbhome.com

KB HOME ANNOUNCES $100 MILLION OPTIONAL REDEMPTION
OF 9.100% SENIOR NOTES DUE 2017

LOS ANGELES (December 15, 2016) – KB Home (NYSE: KBH) today announced that it has elected to exercise its optional redemption rights under the terms of its 9.100% Senior Notes due 2017 (“Notes”), which mature on September 15, 2017.

On January 13, 2017, KB Home will redeem $100 million in aggregate principal amount of the Notes then outstanding at the redemption price calculated according to the “make-whole” provisions of the Notes, as outlined in the redemption notice issued by U.S. Bank National Association, the trustee for the Notes.

“Our strategy of growing scale in our served markets, and increasing our operating profits, positions us to generate the cash to support both our future growth and a reduction of our debt balance. The early redemption of $100 million of our 2017 senior notes – our most expensive debt – with internally generated cash reinforces this point and represents an initial step toward deleveraging,” said Jeffrey Mezger, chairman, president and chief executive officer.

“At our investor conference in October, we shared a roadmap for accelerating profitable growth, increasing return on invested capital, and improving our net debt-to-capital ratio to between 40% and 50% by 2019. We are making progress toward our objectives with a balanced approach to capital allocation, as we work to deliver higher stockholder value,” concluded Mezger.

About KB Home
KB Home (NYSE: KBH) is one of the largest and most recognized homebuilders in the United States and an industry leader in sustainability, building innovative and highly energy- and water-efficient new homes. Founded in 1957 and the first homebuilder listed on the New York Stock Exchange, the Company has built nearly 600,000 homes for families from coast to coast. Distinguished by its personalized homebuilding approach, KB Home lets each buyer choose their lot location, floor plan, décor choices, design features and other special touches that matter most to them. To learn more about KB Home, call 888-KB-HOMES, visit www.kbhome.com or connect on Facebook.com/KBHome or Twitter.com/KBHome.

Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors, including the severe prolonged drought and related water-constrained conditions in the southwest United States and California; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning (including our plans to transition out of the Metro Washington, D.C. area); gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time and first move-up homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our returns-focused growth strategy and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt-to-capital ratio and other financial and operational targets and objectives; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; completing the wind-down of Home Community Mortgage as planned, and the management of its assets and operations during the wind-down process; whether we can establish and operate a joint venture or other relationship with a mortgage banking services provider; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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